EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 (No. 333-131792-01) pertaining to the 2006 Ashland Inc. Incentive Plan,

2.	Registration Statements on Form S-8 (Nos. 333-172019-01 and 333-186408-01) pertaining to the Amended and Restated 2011 Ashland Inc. Incentive Plan,

3.	Registration Statement on Form S-8 (No. 333-201895-01) pertaining to the Amended and Restated 2015 Ashland Inc. Incentive Plan,

4.	Registration Statement on Form S-8 (No. 333-201053-01) pertaining to the Inducement Restricted Stock Award (Wulfsohn),

5.	Registration Statement on Form S-8 (No. 33-62091-01) pertaining to the Ashland Inc. Deferred Compensation Plan,

6.
Registration Statement on Form S-8 (No. 33-52125-01) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (Formerly known as Ashland Oil, Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors),

7.	Registration Statement on Form S-8 (No. 333-122269-01) pertaining to the Ashland Inc. Deferred Compensation Plan for Employees (2005),

8.	Registration Statement on Form S-8 (No. 333-122270-01) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005),

9.	Registration Statements on Form S-8 (Nos. 33-32612-100, 333-157040-01 and 333-203840-01) pertaining to the Ashland Inc. Employee Savings Plan,

10.	Registration Statement on Form S-8 (No. 33-49907-100) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan,

11.
Registration Statement on Form S-8 (No. 333-155386-01) pertaining to the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan and the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors and the Hercules Incorporated 1993 Non-Employee Director Stock Accumulation Deferred Compensation Plan,

12.
Registration Statements on Form S-8 (Nos. 333-155396-01 and 333-203840-01) pertaining to the Ashland Inc. Union Employee Savings Plan (Formerly known as the Hercules Incorporated Savings and Investment Plan),

13.	Registration Statements on Form S-8 (Nos. 333-184109-01 and 333-203840-01) pertaining to the International Specialty Products Inc. 401(k) Plan,

14.	Registration Statement on Form S-8 (No. 333-212773-01) pertaining to the Inducement Restricted Stock Award (Wulfsohn) and the Inducement Restricted Stock Award (Meixelsperger),

15.	Registration Statement on Form S-8 (No. 333-212127-01) pertaining to the Inducement Restricted Stock Award (Meixelsperger),

16.	Registration Statement on Form S-3ASR (No. 333-214069) of Ashland Global Holdings Inc.

of our reports dated November 21, 2016, with respect to the consolidated financial statements of Ashland Global Holdings Inc. and Consolidated Subsidiaries and the effectiveness of internal control over financial reporting of Ashland Global Holdings Inc. and Consolidated Subsidiaries included in this Annual Report (Form 10-K) of Ashland Global Holdings Inc. for the year ended September 30, 2016.

/s/ Ernst & Young LLP

Cincinnati, Ohio
November 21, 2016